UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 7, 2010
INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (781) 457-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A is filed solely to update Exhibit 5.1 of the Current Report on Form 8-K filed by Insulet Corporation (the “Company”) on December 8, 2010.
Item 1.01. Entry Into a Definitive Material Agreement.
The information set forth in Item 1.01 of the Current Report on Form 8-K filed on December 8, 2010 is incorporated herein by reference.
Item 8.01 Other Events.
As previously disclosed on a Current Report on Form 8-K filed on December 8, 2010, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc. (the “Underwriter”) with respect to the sale by the Company to the Underwriter of 3,000,000 shares of common stock, par value $0.001 per share (the “Firm Shares”). In addition, the Company granted the Underwriter an option to purchase an additional 450,000 shares of common stock (together with the Firm Shares, the “Shares”) to cover any over-allotments. On December 9, 2010, the Underwriter exercised its over-allotment option to purchase all of such additional shares of common stock. The closing date for the sale of the Shares is expected to be December 13, 2010, subject to customary closing conditions.
In connection with the sale of the Firm Shares, an opinion of Goodwin Procter LLP, counsel to the Company, was filed as Exhibit 5.1 to the Current Report on Form 8-K filed on December 8, 2010. The Company is filing herewith a revised opinion of Goodwin Procter LLP, dated December 13, 2010, relating to the legality of the issuance and sale of all of the Shares in the offering. Exhibit 5.1 is incorporated herein by reference and into the Registration Statement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

1.1*	Underwriting Agreement dated December 7, 2010 by and between the Company and Canaccord Genuity Inc.

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

*	previously filed

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSULET CORPORATION
Date: December 13, 2010	By:	/s/ Brian Roberts
		Name:	Brian Roberts
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Underwriting Agreement dated December 7, 2010 by and between the Company and Canaccord Genuity Inc.

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

*	previously filed

4